                                                                EFFECTIVE 7/7/92

                                     BY-LAWS

                                       OF

                               BEMIS COMPANY, INC.


                      ARTICLE l-- MEETINGS OF STOCKHOLDERS


1.   PLACE OF MEETINGS

     Meetings of stockholders shall be held at the principal office of the Company in Minneapolis, Minnesota, or at such place within or without the State of Missouri as the Board of Directors shall authorize.

2.   ANNUAL MEETING

     The Annual Meeting of the stockholders of this Company for the election of Directors and to transact such other business as may properly come before the meeting, shall be held in the principal office of the Company in Minneapolis, Minnesota at 10:00 A. M. on the first Thursday in May of each year, or at such time and place between May 1 and May 15 as may be selected by the Board of Directors. No adjournment of said meeting for the election of Directors shall be had for more than sixty days thereafter.

3.   SPECIAL MEETINGS

     Special meetings of the stockholders may be called by resolution of the Board of Directors or by the holders of not less than a majority of all the outstanding voting stock of the Company.

4.   NOTICE OF MEETING

     Notice of meeting, written or printed, for every regular or special meeting of stockholders, setting forth the purpose or purposes of the meeting, shall be mailed to the last known address of each stockholder not less than two weeks before any such meeting.

5.   QUORUM

     A quorum at any meeting of the stockholders shall consist of a majority of the shares entitled to vote represented in person or by proxy.

6.   ELECTION OF DIRECTORS

     The election of Directors shall be held at the Annual Meeting of stockholders and shall be conducted by two inspectors of election.

7.   VOTE

     Except as otherwise required by statute or by the Articles of Incorporation a vote by ballot of the majority of the shares entitled to vote and represented at the meeting shall be necessary to elect directors or to decide any question that may properly come before the meeting. Each stockholder of record shall be entitled to cast one vote for each share of stock held by him under the cumulative system.

8.   INSPECTORS OF ELECTION

     The officer presiding at the stockholders' meeting shall appoint two suitable persons to act as inspectors of election, to receive and canvass the votes cast, and to certify the result thereof to the presiding officer. Upon the failure of the presiding officer to so appoint said inspectors of election, the stockholders present at any such meeting shall select said inspectors. The inspectors so selected shall, before entering upon the discharge of their duties as such, take the oath required by statute in such case made and provided.

9.   STOCK LEDGER

     The officer having charge of the stock ledger of the Company shall make or cause to be made, at least ten days before each meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order with the address and number of shares held by each.
     Such list shall be produced at the meeting and shall be subject to inspection by any stockholder during the entire meeting.

10.  ORDER OF BUSINESS

     The order of business at the Annual Meeting, and, as far as possible, at all other meetings of the stockholders, shall be:

               1.   Calling of roll.
               2.   Proof of due notice of meeting.
               3.   Reading and disposal of any unapproved minutes.
               4.   Annual report of Officers and Committees.
               5.   Election of Directors.
               6.   Unfinished business.
               7.   New business.
               8.   Adjournment.

                             ARTICLE II-- DIRECTORS

1.   BOARD OF DIRECTORS

     The business and property of the Company shall be managed by a Board of Directors of not less than seven (7) nor more than fifteen (15) persons. The full Board of Directors on the date of adoption of this provision of the Company's By-Laws shall be eleven (11) persons, but the number may be changed from time to time by a resolution adopted by a majority of the entire Board of Directors. Any change in the number of directors shall be reported to the Missouri Secretary of State within thirty calendar days of such change. Directors who are in the employ of the Company shall receive no additional compensation for their services as directors.

2.   ELECTION

     The Directors shall be divided into three classes: the term of one class shall expire at the 1983 Annual Meeting of the stockholders of the Company; the term of a second class shall expire at the 1984 Annual Meeting of stockholders of the Company; and the term of a third class shall expire at the 1985 Annual Meeting of stockholders of the Company; and at each Annual Meeting of stockholders of the Company, commencing with the meeting in 1983, successors to the class of Directors whose term shall then expire shall be elected to hold office for a term of three years. The Directors of each class shall hold office for the term for which elected and shall serve until their successors have been duly elected and qualified. Each class shall be approximately equal as the Board of Directors may determine. Newly created directorships and vacancies occurring for any reason may be filled by a vote of a majority of Directors then in office although less than a quorum. A Director elected to fill a newly created directorship or other vacancy shall hold office until expiration of the term of the particular class and until his or her successor has been duly elected and qualified.

3.   MEETINGS

     a. ANNUAL. There shall be an Annual Meeting of the Board of Directors for the election of officers within two weeks after the Annual Meeting of stockholders, or adjournment thereof, at which time said Directors were elected. Said meeting may be held within or without the State of Missouri and shall be called by the Chairman, Vice-Chairman, or President, or upon their failure to call said meeting, then by any two directors, provided at least five days notice of such meeting has been given to the other Directors.

     b. SPECIAL. Special meetings may be called by the Chairman, Vice-Chairman, or President, or any two Directors and may be held any time, within or without the State of Missouri, provided at least three days notice of such meetings has been given to the other Directors.

4.   BOARD ACTION WITHOUT MEETING

     Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing.

5.   QUORUM

     A quorum at any meeting shall consist of a majority of the entire membership of the Board of Directors. A majority of said quorum shall decide any question that may come before a meeting with the following exceptions:

     a. The election of officers of the Company and the appointment of committees shall require a majority vote of the entire Board;

     b. The filling of vacancies in the Board shall require the majority specified in Section 2 of this Article Il;

     c. A change in the number of Directors shall require a majority vote of the entire Board.

6.   ELECTION OF OFFICERS

     The President, three or more Vice-Presidents, Secretary, Treasurer, and Controller, shall be elected by the Board of Directors at its Annual Meeting each year. If any of the offices, above mentioned, become vacant during the year, the Board of Directors shall fill the same for the unexpired term. Any other office authorized by Article III, Section 1, may also at the discretion of the Board, be filled either at its Annual Meeting or at any other time when there is a vacancy. The Chairman and Vice-Chairman, if elected, and the President must be members of the Board.

7.   ORDER OF BUSINESS

     The order of business at any regular or special meeting of the Board of Directors shall be:

               1.   Reading and disposal of any unapproved minutes.
               2.   Reports of Officers and Committees.
               3.   Unfinished business.
               4.   New business.
               5.   Adjournment.

                             ARTICLE III-- OFFICERS

1.   OFFICERS

     The Officers of the Company shall be a President, three or more Vice-Presidents, one or more of whom may be Executive Vice-Presidents, or senior Vice-Presidents; a Secretary, a Treasurer, and a Controller. In addition, a Chairman, Vice-Chairman, and a Chairman of the Executive Committee may be elected by the Board and when so elected, shall be officers of the Company. All of the above officers shall be elected for one year and hold office until their successors are elected and quality.

     The Board of Directors may designate one of the officers thus elected as Chief Executive Officer, who shall have overall direction of the affairs of the Company; a Chief Administrative Officer, who shall have general direction of the administration of the business affairs of the Company; and a Chief Operating Officer, who shall have general direction of the operations of the Company. If elected, such officers shall have such duties and responsibilities as the Board may from time to time prescribe.

     The Board may increase the number of officers from time to time as it may in its discretion direct by electing not to exceed nine additional Vice-Presidents, one Assistant Treasurer, two Assistant Secretaries, and two Assistant Controllers in addition to the officers authorized above, these officers to hold office until the next Annual Meeting of the Board. The Board shall have the right and authority at any time to remove, for cause or without cause, any officers created by virtue of this paragraph, and may, at its discretion, fill or not fill such vacancy. Every officer must be a stockholder.

2.   CHAIRMAN

     The Chairman shall preside at all meetings of the stockholders or Board of Directors except as otherwise provided by statute. He shall perform such other duties as the Board may prescribe.

3.   VICE-CHAIRMAN

     In the absence of the Chairman, the Vice-Chairman shall preside at meetings of the stockholders or Board of Directors.

4.   CHAIRMAN OF EXECUTIVE COMMITTEE

     The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee and shall perform such other duties as the Board of Directors may prescribe.

5.   PRESIDENT

     In the absence of the Chairman and Vice-Chairman, the President shall preside at all meetings of the stockholders and Board of Directors. He shall sign all certificates of stock and perform such other duties as the Chairman and the Board may prescribe.

6.   CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer, who shall be either the Chairman or the President, shall have overall supervision of the affairs of the Company, and perform all such other duties as are incident to his office, or are properly required of him by the Board.

     In the absence, incapacity or death of the Chairman when he is also Chief Executive Officer, the President shall be Chief Executive Officer. In the absence of both the Chairman and the President, the Vice-Chairman shall be Chief Executive Officer. In the absence of all three officers (Chairman, Vice-Chairman and President), the Chairman of the Executive Committee shall be the Chief Executive Officer.

7.   VICE-PRESIDENTS

     The Vice-Presidents shall perform such duties as the Board of Directors or the Chief Executive Officer shall prescribe. In the absence of the Chief Executive Officer, the Vice-Presidents shall perform their duties in the order named at the annual election of Officers. The Vice-Presidents shall perform the duties of other Vice-Presidents in their absence, incapacity, or death and in assuming such duties, authority shall vest in the Vice-Presidents in the order named in the resolution covering their election. When one of the Vice-Presidents is an Executive Vice-President or a Senior Vice-President, his special duties shall be to have charge of such principal part or function of the business of the Company as may be prescribed by the Board of Directors or the Chief Executive Officer.

8.   SECRETARY

     The Secretary shall issue notices for all stockholder and director meetings, shall keep their minutes, shall have charge of the seal and corporate books, shall sign, with the President, all certificates of stock and such other formal instruments as require such signature, and shall make such reports and perform such other duties as are incident to his office, or are properly required by him by the Board of Directors, or the Chief Executive Officer.

9.   ASSISTANT SECRETARIES

     The Assistant Secretaries shall perform the duties of the Secretary in the latter's absence, incapacity or death. They shall perform such other duties as may be properly required of them by the Board of Directors or the Chief Executive Officer.

10.  TREASURER

     The Treasurer shall have general supervision over, and charge of all moneys and securities of the Company, and shall arrange for the financing of the Company's operations. He shall sign or countersign such instruments as require his signature, shall perform all duties incident to his office or that are properly required of him by the Board of Directors, or the Chief Executive Officer.

11.  ASSISTANT TREASURER

     The Assistant Treasurer shall perform such portion of the Treasurer's duties as the latter may direct, and shall assume the entire duties of the Treasurer in his absence, incapacity or death. He shall perform such other duties as may be properly required of him by the Board of Directors, or the Chief Executive Officer.

12.  CONTROLLER

     The Controller shall keep a financial record of the business of the Company, developing and maintaining an accounting system to accomplish the proper recording, measuring and reporting of all financial operations and transactions and all assets and liabilities of the Company. He shall make periodic financial reports to the Directors and Officers and shall perform such other duties as may be properly required of him the Board of Directors, or the Chief Executive Officer.

13.  ASSISTANT CONTROLLER

     The Assistant Controller shall perform such portion of the Controller's duties as the latter may direct and shall assume the entire duties of the Controller in his absence, incapacity or death. They shall perform such other duties as may be properly required of them by the Board of Directors, or the Chief Executive Officer.


                           ARTICLE IV -- CAPITAL STOCK

1.   CERTIFICATE OF STOCK

     Certificates of stock shall be issued to each holder of fully paid stock. The certificates shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the corporate seal. Such seal may be facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or transfer clerk or by a registrar, the signatures of any such President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Company with the same effect as if such officer had not ceased to be such officer at the date of its issue.

2.   TRANSFER OF STOCK

     Transfers of stock on the books of the Company may be authorized only by the stockholder named in the certificate, or the stockholder's legal representative, or the stockholder's duly authorized attorney-in-fact, upon the surrender of the certificates for such stock. The Company may treat as the absolute owner of the stock of the Company the person or persons in whose name the stock is registered on the books of the Company.

3.   LOST OR DESTROYED CERTIFICATES

     The President and any Vice-President of the Company may order a new certificate of stock to be issued in the place of any certificate claimed to have been lost or destroyed, but in every such case the owner of the lost or destroyed certificate shall make an affidavit or affirmation of the fact of such loss or destruction in form satisfactory to the President and such Vice-President and shall give to the Company a bond of indemnity in form and in amount and with one or more sureties satisfactory to the President and such Vice-President to indemnify the Company against any loss or claim that the Company may incur by reason of the issuance of such stock certificate. Said officers may, in their discretion, refuse to replace any lost or destroyed certificate save upon the order of a court having appropriate jurisdiction.

4.   RECORD DATE

     The Board of Directors is authorized to fix in advance a date, not exceeding fifty days preceding the date of any meeting of or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, as the record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights or to exercise the rights to respect to any such change, conversion or exchange of stock in the manner and with the effect provided in statutes of the State of Missouri. If the Board shall not have closed the transfer books or set a record date for the determination of its stockholders entitled to vote or entitled to such other right, then the date on which notice of the meeting is mailed or the date such dividend is declared or other right announced, as the case may be, shall be the record date for such determination of stockholders entitled to vote or to such other right.

5.   TREASURY STOCK

     The Treasury Stock of the Company shall consist of such issued and outstanding stock of the Company as may be donated to the Company or otherwise acquired, and shall be held subject to disposal by the Board of Directors. Such stock shall neither vote nor participate in dividends while held by the Company.


                   ARTICLE V -- INDEMNIFICATION OF DIRECTORS,
                             OFFICERS AND EMPLOYEES

1. The Company shall indemnify each person, and his legal representatives, who is or was a Director, Officer or employee of the Company or its subsidiaries against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, suit, or proceedings, in which he may become involved, as a party or otherwise, by reason of his being or having been a Director, Officer or employee of the Company or its subsidiaries or by reason of any past or future action taken or not taken in his capacity as such Director, Officer or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Company or its subsidiaries, and, in addition, in any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, there shall be no indemnification (1) as to amounts paid or payable to the Company or its subsidiaries, for or based upon the Director, Officer or employee having gained in fact any personal profit or advantage to which he was not legally entitled, (2) as to amounts paid or payable to the Company for an accounting of profits in fact made from the purchase or sale of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law, or (3) with respect to matters as to which indemnification would be in contravention of applicable state law or the laws of the United States of America, whether as a matter of public policy or pursuant to statutory provisions.

2. Any such Director, Officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, suit, or proceeding of the character described herein shall be entitled to indemnification as of right, except to the extent he has otherwise been indemnified. Except as provided in the preceding sentence, any indemnification hereunder shall be granted by the Company, but only if (a) the Board of Directors, acting by a quorum consisting of Directors who are not parties to or have been wholly successful with respect to such claim, suit or proceeding, shall find that the Director, Officer or employee has met the applicable standards of conduct set forth in paragraph 1 of this Article V, or (b) legal counsel engaged by the Company shall deliver to the Company its written opinion that such Director, Officer or employee has met such applicable standards of conduct, or (c) a court of competent jurisdiction has determined that such Director, Officer or employee has met such standards, in an action brought either by the Company or by the Director, Officer or employee seeking indemnification, applying de novo such applicable standards of conduct. The termination of any claim, suit, or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contenders, or its equivalent, shall not create a presumption that a Director, Officer or employee did not meet the applicable standards of conduct set forth in paragraph 1 of this Article V.

3. As used in this Article V, the term "liability" shall mean amounts paid in settlement or in satisfaction of judgments or fines or penalties, and in the term "expense" shall include, but shall not be limited to, attorney's fees and disbursements, incurred in connection with the claim, suit or proceeding. The Company may advance expenses to, or where appropriate may at its option and expense undertake the defense of, any such Director, Officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that the person is not entitled to indemnification under this Article v.

4. The provisions of this Article V shall be applicable to claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof. If several claims, issues, or matters of action are involved, any such Director, Officer or employee may be entitled to indemnification as to some matters even though he is not so entitled as to others. The rights of indemnification provided hereunder shall be in addition to any rights to which any Director, Officer or employee concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of any such Director, Officer or employee.


                       ARTICLE VI -- DIVIDENDS AND FINANCE

1.   DIVIDENDS

     Dividends shall be declared only from the surplus or profits at such time as the Board of Directors shall direct, and no dividend shall be declared that will impair the capital of the Company.

2.   MONEYS

     The moneys of the Company shall be deposited in such banks or trust companies as the Board of Directors, the Chief Executive Officer or the Treasurer shall designate. Only a designated agent of the Company for whom power of attorney has been issued by the Company Controller and Secretary is authorized and empowered to endorse checks and drafts and to draw and sign checks against funds of the Company.

3.   NOTES AND OTHER SIMILAR OBLIGATIONS

     Any one of the officers of the Company, as defined in Article III, Section 1, is authorized and empowered to: endorse certificates of stock and notes held by the Company; negotiate and sign on behalf of the Company promissory notes, bills of exchange, letters of credit, and other similar obligations.


                               ARTICLE VII -- SEAL


1.   CORPORATE SEAL

     The Corporate Seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Missouri." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


                           ARTICLE VIII -- AMENDMENTS

1. The Board of Directors of the Company is authorized to make, alter, amend or repeal by-laws of the Company, not inconsistent with the Articles of Incorporation of the Company or with the laws of the State of Missouri, for the administration and regulation of the affairs of the Company. By-Laws made by the Board of Directors may be altered or repealed, in whole or in part, by a majority of the entire outstanding stock of the Company, at any regular or special meeting of the stockholders where such action has been announced in the call and notice of the meeting.


                            ARTICLE IX -- COMMITTEES

1. The Board of Directors may by resolution establish such committees as it deems necessary or appropriate to perform such functions delegated by the Board. Such committees shall have and exercise the powers, responsibilities and duties set forth in the resolutions establishing them. The Board shall have the power to fill vacancies and to change the size and membership of all committees. A majority of the members of a committee shall constitute a quorum thereof and may fix the time and place of the committee meetings.


                      ARTICLE X -- RETIREMENT OF DIRECTORS

1. Members of the Board of Directors who are management shall retire from the Board on the same date that the Director retires from Company management.

2. Nonmanagement Directors shall retire from the Board when they reach age seventy.

3. Nonmanagement Directors who are members of the Board of Directors as of year-end 1981 may be retained for five years beyond this date regardless of age.

4. The Board of Directors is authorized to retain any retiring Directors as a compensated consultant but such retiring Director shall have no vote in the official decisions of the Board.

5. Anything contained herein to the contrary notwithstanding, a Director (management and nonmanagement) shall not be required to retire from the Board until the expiration of his or her term as a Director during which normal retirement would have otherwise occurred.